
Ur-Energy Inc.
(Canada)
Ur-Energy USA Inc.
(Colorado)
Pathfinder Mines
Corporation
(Delaware)
Lost Creek ISR, LLC
(Wyoming)
NFU Wyoming, LLC
(Wyoming)